Exhibit 99.1

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

COMBINED FINANCIAL STATEMENTS

Including Independent Auditors’ Report

As of December 31, 2019 and 2018,

and for the Years Then Ended

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

COMBINED FINANCIAL STATEMENTS

Including Independent Auditors’ Report

As of December 31, 2019 and 2018,

and for the Years Then Ended

TABLE OF CONTENTS

Independent Auditors’ Report	1

Combined Financial Statements

Combined Balance Sheets	3

Combined Statements of Income and Member’s Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6

INDEPENDENT AUDITORS’ REPORT

To the Member

Swerve, L.L.C. and Swerve IP, L.L.C.

We have audited the accompanying combined financial statements of Swerve, L.L.C. and Swerve IP, L.L.C., which comprise the balance sheets as of December 31, 2019 and 2018 and the related statements of income and member’s equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Swerve, L.L.C. and Swerve IP, L.L.C., as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 8 to the combined financial statements, on November 10, 2020, the sale of 100% of the member’s interest in Swerve, L.L.C. and Swerve IP, L.L.C. was completed, resulting in a change in control. The combined financial statements are presented as of December 31, 2019 and 2018 and for the years then ended, prior to the change in control. Our opinion is not modified with respect to that matter.

/s/ POSTLETHWAITE & NETTERVILLE, APAC

Metairie, Louisiana

October 30, 2020, except for Note 8,

as to which the date is November 10, 2020

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

COMBINED BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash	$1,731,358	$264,008
Accounts receivable	1,383,683	697,458
Inventories, net	6,589,450	6,324,892
Prepaid expenses and other current assets	183,622	56,117

Total current assets	9,888,113	7,342,475

Property and equipment, net of accumulated depreciation and amortization of $322,197 and $235,213 as of 2019 and 2018, respectively	201,879	285,555

Other assets	45,334	45,334

TOTAL ASSETS	$10,135,326	$7,673,364

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,657,689	$2,016,939
Accrued liabilities	107,516	-
Lines of credit	-	600,000
Total current liabilities	1,765,205	2,616,939

MEMBER’S EQUITY	8,370,121	5,056,425

TOTAL LIABILITIES AND MEMBER’S EQUITY	$10,135,326	$7,673,364

See accompanying Notes to Combined Financial Statements.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

COMBINED STATEMENTS OF INCOME AND MEMBER’S EQUITY

	Years Ended December 31
	2019	2018
Product revenues, net	$31,434,219	$18,016,227
Cost of goods sold	20,537,255	11,660,951

Gross profit	10,896,964	6,355,276

Operating expenses:
Sales and marketing expenses	2,588,467	1,251,404
Other operating expenses	2,110,027	1,391,957

Total operating expenses	4,698,494	2,643,361

Income from operations	6,198,470	3,711,915

Non-operating expenses, net	284,774	7,601

Net income	$5,913,696	$3,704,314

Member’s equity, beginning of year	$5,056,425	$1,752,111
Return of capital contributions, net	(2,600,000)	(400,000)
Member’s equity, end of year	$8,370,121	$5,056,425

See accompanying Notes to Combined Financial Statements.

SWERVE, L.L.C. AND SWERVE, IP L.L.C.

COMBINED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,913,696	$3,704,314
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	87,777	65,166
Inventory reserve	207,360	-
Changes in operating accounts:
Accounts receivable	(686,225)	(356,423)
Inventories	(471,918)	(5,006,023)
Prepaid expenses and other current assets	(127,505)	62,646
Accounts payable and accrued liabilities	(251,734)	1,435,680

Net Cash Flows Provided by (Used in) Operating Activities	4,671,451	(94,640)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(4,101)	(16,527)
Acquisition of intangible assets	-	(40,000)

Net Cash Flows Used in Investing Activities	(4,101)	(56,527)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from lines of credit	2,900,000	1,300,000
Payments on lines of credit	(3,500,000)	(700,000)
Capital contributions	500,000	300,000
Return of capital contributions	(3,100,000)	(700,000)

Net Cash Flows (Used in) Provided by Financing Activities	(3,200,000)	200,000

Net change in cash	1,467,350	48,833
Cash - beginning of year	264,008	215,175

Cash - end of year	$1,731,358	$264,008

SUPPLEMENTAL DISCLOSURE OF CASH PAID
Interest	$84,298	$6,666

See accompanying Notes to Combined Financial Statements

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations. Swerve, L.L.C. and Swerve IP, L.L.C. (collectively referred to as “Swerve” or “the Company”) are focused on creating better-for-you baking and cooking products that are delicious and natural. Swerve IP, L.L.C. is the owner of the intellectual property required to produce and market Swerve brand sweetener. Swerve IP, L.L.C. has licensed the rights to use its intellectual property to Swerve, L.L.C. Swerve offers zero calorie sweeteners, low carb and gluten free bake mixes. Swerve is headquartered in New Orleans, and was formed in 2010 as a limited liability company in the state of Louisiana. Swerve was formed to have a perpetual life and the member has limited liability for the obligations of the LLCs.

Principles of Combination. The accompanying combined financial statements include the accounts of Swerve, L.L.C. and its related entity through common ownership, Swerve IP, L.L.C., and were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany accounts and transactions are eliminated in the combined financial statements.

Use of Estimates. The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable. The Company extends unsecured credit to wholesale customers in the grocery and specialty food markets. Receivables are considered past due if any portion of the receivable balance is outstanding beyond agreed upon terms (generally 30 days). Accounts are considered delinquent if outstanding more than 90 days. Accounts receivable are written off when deemed uncollectible. The Company determined that no allowance for doubtful accounts is necessary as of December 31, 2019 and 2018, based on review of outstanding accounts and historical experience. The Company does not accrue interest on accounts receivable. The majority of payments are via bank transfers or check payments so the Company does not have credit card risk.

Inventory. The Company’s inventory is accounted for at the lower of cost (under the weighted-average method) or net realizable value. The cost of inventory includes the acquisition costs of raw ingredients and packaging supplies, costs paid to contract manufacturing facilities, and the in-bound freight costs incurred in connection with delivery of product to the contract manufacturing facilities and to warehouse locations. Inventory reserves for realizable value or obsolescence are determined on a specific item basis. As of December 31, 2019 and 2018, inventory reserves were $207,360 and $ -0-, respectively.

Property and equipment. Property and equipment is primarily comprised of the office buildout associated with the Company’s corporate location in New Orleans, which also includes a small warehouse. These improvements are depreciated using the straight-line method over the life of the related lease, which expires April 30, 2022. Depreciation and amortization expense for property and equipment was $87,777 and $65,166 for the years ended December 31, 2019 and 2018, respectively. Repair and maintenance costs are expensed as incurred.

Intangible assets. In 2018, the Company acquired bake mix recipes for $40,000 from a third party. These are considered intangible assets and are included in “other assets” in the combined balance sheets. There are no foreseeable limits on the period of time over which the recipes are expected to contribute to the cash flows of Swerve. Therefore, these intangible assets are assigned an indefinite useful life.

Sales and marketing. Sales and marketing expenses includes costs such as sales commission, trade shows and conferences, field marketing, and advertising costs. Advertising costs are charged to expense when incurred. Advertising expense was $963,506 and $314,657 for the years ended 2019 and 2018, respectively.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

Revenue Recognition. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606. The core principle of ASC 606 is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 requires entities to recognize revenue through the application of a five-step model, which includes: identification of the contract; identification of the performance obligations; determination of the transaction price; allocation of the transaction price to the performance obligations; and recognition of revenue as the entity satisfies the performance obligations. Swerve’s primary performance obligation is satisfied when products are delivered to the customers, which is the point in time when revenue is recognized. The Company generally pays for all costs to deliver products to customers and does not bill customers for such costs. The Company has made an accounting policy election to account for shipping and handling activities as a fulfillment of the promise to transfer the goods. Accordingly, shipping and handling costs are included in cost of goods sold. Such costs totaled $1,634,562 and $1,064,750 in 2019 and 2018, respectively.

Swerve offers promotional activities (e.g. coupons, trade discounts and other promotional activities) to customers. These variable consideration amounts are estimated for each customer based on specific arrangements/agreements existing at year end, and current activity with that customer. Reassessment of variable consideration estimates is done at each reporting date until the uncertainty is resolved (e.g. promotional campaign is closed and settled with customer). These promotional activities are deducted from revenue based on amounts estimated as being or becoming due to customers and consumers at the end of a period. These deductions are estimated and recorded in the same period as the product sale and revised as necessary in the subsequent period. For the years ended December 31, 2019 and 2018, product revenues have been reduced by $4,357,926 and $3,116,667, respectively, related to promotional activities. As of December 31, 2019 and 2018, receivables have been reduced by $62,692 and $117,296, respectively, for estimated promotional activity associated with 2019 and 2018 product revenues, not settled until the subsequent period.

The Company also sells products via the Amazon Marketplace. Customer payments are made directly to Amazon, which then pays to the Company an amount net of Amazon’s commissions and service fees. Amazon’s commissions and service fees totaled $3,787,352 and $2,205,426 for the years ended December 31, 2019 and 2018, respectively. The product revenues recorded in the combined statement of operations is the net amount received from Amazon.

The Company also offers its customers prompt pay discounts which is also a variable consideration. For the years ended December 31, 2019 and 2018, product revenues have been reduced by $537,161 and $309,241, respectively, for these discounts.

Customers do not have a contractual right of return. Historically, rejected products have not been significant.

The following table presents the Company’s percentage of revenues disaggregated by product categories for the period indicated:

	Years ended December 31,
	2019	2018
Sweeteners	92%	97%
Bake mixes	8%	3%
	100%	100%

The Company began product sales of bake mixes in June 2018.

Income Taxes. Swerve, L.L.C. and Swerve IP, L.L.C. are treated as disregarded entities for Federal and state income tax purposes. As such, the income, losses, and credits are included in the personal income tax return of their member and there is no income tax provision or liability recorded in these combined financial statements.

The Company applies a “more-likely-than-not” recognition threshold for all tax uncertainties. This approach only allows the recognition of those tax benefits that have a greater than 50% percent likelihood of being sustained upon examination by the taxing authorities. The Company has reviewed its tax positions and determined there were no outstanding or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by taxing authorities.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

Accounting Standards Issued, Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the balance sheet as well as additional disclosures. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, to simplify the lease standard’s implementation. The amended guidance relieves businesses and other organizations of the requirement to present prior comparative years’ results when the new lease standard is adopted. Instead of recasting prior year results using the new accounting when the guidance is adopted, companies can choose to recognize the cumulative effect of applying the new standard to leased assets and liabilities as an adjustment to the opening balance of retained earnings. The standard is effective for the Company for annual periods beginning after December 15, 2021. The Company is currently assessing the impact of adopting ASU 2016-02.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326)”. This accounting standard requires entities to estimate losses on financial assets measured at amortized cost, including trade receivables, debt securities and loans, using an expected credit loss model. The expected credit loss differs from the previous incurred losses model primarily in that the loss recognition threshold of “probable” has been eliminated and that expected loss should consider reasonable and supportable forecasts in addition to the previously considered past events and current conditions. Additionally, the guidance requires additional disclosures related to the further disaggregation of information related to the credit quality of financial assets by year of the asset’s origination for as many as five years. Entities must apply the standard provision as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. This standard is effective for the Company for annual periods beginning after December 15, 2022. The Company is currently assessing the impact of adopting ASU 2016-13.

Business and Credit Concentrations

Customers

The Company’s exposure to credit loss in the event of non-payment of accounts receivable by customers is estimated in the amount of the allowance for doubtful accounts. The two largest customers are wholesale distributors which accounted for approximately 60% and 72% of total net product revenues in 2019 and 2018, respectively. These same customers accounted for approximately 56% and 22% of accounts receivables as of December 31, 2019 and 2018, respectively. In addition to the wholesalers to whom the Company sells direct, the Company also offers and sells products via the Amazon Marketplace sales channel, which accounted for 16% and 13% of net product revenues in 2019 and 2018, respectively. At December 31, 2019 and 2018, receivables due from Amazon, net of fees deducted by Amazon for their services, were $250,643 and $255,788, respectively.

During fiscal 2019 and 2018, international sales represented approximately 10% and 9%, respectively, of net product revenues. The Company’s international sales are exclusively to customers in Canada. The related foreign exchange gains or losses on international sales is negligible.

Raw Materials

Swerve currently utilizes two suppliers to provide primary raw material under contracts that are generally 1-2 years in length. These supply contracts are currently under negotiations as they are scheduled to expire December 31, 2020.  The primary raw material used by the Company is available from other suppliers throughout the world and Swerve maintains relationships with secondary suppliers, so that other sourcing options are available.

Contract Manufacturers

Swerve utilizes numerous contract manufacturers for different finished goods.  During 2018 and 2019, Swerve utilized production sites that overlapped in their capabilities and provided redundancy.  Presently, the majority of the production is completed at a single contract manufacturer site with whom the Company has been working since 2011.  However, the type of production that is required to produce finished goods for Swerve is widely available through contract manufacturing sites across the United States.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 – Inventories

Inventories consist of the following, as of the dates indicated:

	December 31, 2019	December 31, 2018
Raw materials and packaging	$2,718,250	$2,518,987
Work-in-process	104,283	74,667
Finished goods	3,974,277	3,731,238
Inventory reserve	(207,360)	-
Inventories, net	$6,589,450	$6,324,892

Note 3 – Commitments and Contingencies

Office Lease

The Company leases office space at a single location in New Orleans, Louisiana. The term of the lease is 84 months commencing May 1, 2015 and expiring April 30, 2022. Rent expense is recognized over the term of the lease agreement. Rent expense was $48,017 for both 2019 and 2018. Future noncancellable minimum rent payments related to this lease as of December 31, 2019 are as follows: 2020--$41,033; 2021--$44,367; and 2022--$15,067.

Legal

From time to time, the Company is involved in various legal proceedings arising from the normal course of business activities, including trademark protection, contract negotiation and business practices. At this time, the Company is not aware of any material or unsettled claims.

Employment Agreement

The President of the Company has an employment agreement with the Company that provides for six months of compensation if terminated without cause, as defined in the agreement, and for incentive compensation at a percentage of net transaction value, as defined in the agreement, should all or a part of the Company be sold.

Note 4 – Lines of Credit

A line of credit was opened with JP Morgan Chase in September 2018 in the amount of $1,000,000 with interest based on an adjusted LIBOR rate plus approximately 3% per annum. In October 2019, this line of credit was increased to a maximum of $2,000,000 of total available credit. As of December 31, 2019 and 2018, the outstanding balance of this line of credit was $-0- and $600,000, respectively. The maturity date of the line was in October 2020. The line expired as scheduled.

An additional line of credit was opened with JP Morgan Chase in February 2019 in the amount of $1,000,000 with interest based on an adjusted LIBOR rate plus 2.89% per annum. The maturity date of the line was in November 2019. This line of credit was drawn on and then paid in full in September 2019. The line expired as scheduled.

A line of credit was also opened with Hancock Whitney Bank in February 2019 in the amount of $1,000,000 with a variable interest rate based on the Wall Street Journal Prime rate.  The maturity date of the line was in February 2020. This line of credit was drawn on and then paid in full in September 2019. The line expired as scheduled.

Interest expense for the years ended December 31, 2019 and 2018 was $84,298 and $6,666, respectively, and is included in non-operating expenses.

SWERVE, L.L.C. AND SWERVE IP, L.L.C.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 5 – Member’s Equity

Both Swerve, L.L.C. and Swerve IP, L.L.C. are owned 100% by the same individual. The Member’s equity as of December 31, 2019 and 2018 represents net capital contributions made by the member and accumulated earnings of the Company through these dates.

Note 6 – Other Operating Expenses

Other operating expenses consist of the following for the period indicated:

	Year Ended December 31
	2019	2018
Payroll and related benefits	$1,262,511	$805,448
Travel	235,526	183,898
Insurance	158,846	80,012
General office	170,186	106,619
Legal and professional	58,693	74,705
Depreciation and amortization	87,777	65,166
Other	136,488	76,109
	$2,110,027	$1,391,957

Note 7 – Subsequent Events

Management has evaluated subsequent events through the date that the combined financial statements were available to be issued, October 30, 2020, and determined the following matters occurred that require additional disclosure. No events occurring after this date have been evaluated for inclusion in these combined financial statements, except as described in Note 8.

In December 2019, a novel strain of coronavirus (COVID-19) was reported in Wuhan, China. On March 11, 2020, the World Health Organization declared the outbreak as a global pandemic. The COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries but Swerve has not experienced a notable impact or disruption. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. The extent to which this matter may impact the Company’s future financial condition, operating results or cash flows cannot be reasonably estimated at this time.

In April 2020, the Company applied for and received from the Small Business Administration a loan under the Paycheck Protection Program of approximately $165,000. The loan bears interest at an annual amount of 1%. The loan may be forgivable if certain conditions are met. Management believes the Company will meet the requirements for forgiveness and that the loan will be forgiven.

Note 8 – Additional Subsequent Event, Change in Control

On August 27, 2020, a letter of intent was entered into to sell 100% of the member interests in Swerve, L.L.C. and Swerve IP, L.L.C. On November 10, 2020, the sale of the interests to Whole Earth Brands, Inc. for $80 million in cash was completed, resulting in a change in control of the Company. Included in 2019 non-operating expenses is $199,793 of expenses incurred by the Company in its efforts to potentially enter into a sale transaction.